Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/26/14	7/27/13
Sales	$326,980	$305,502
Cost of sales
Cost of goods sold	215,831	203,949
Restructuring	(357)	87
Total cost of sales	215,474	204,036
Gross profit	111,506	101,466
Selling, general and administrative expense	95,015	86,701
Operating income	16,491	14,765
Interest expense	132	136
Interest income	202	180
Other income (expense), net	(258)	537
Income from continuing operations before income taxes	16,303	15,346
Income tax expense	5,755	5,445
Income from continuing operations	10,548	9,901
Income from discontinued operations, net of tax	2,497	34
Net income	13,045	9,935
Net (income) loss attributable to noncontrolling interests	36	(345)
Net income attributable to La-Z-Boy Incorporated	$13,081	$9,590

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$10,584	$9,556
Income from discontinued operations	2,497	34
Net income attributable to La-Z-Boy Incorporated	$13,081	$9,590

Basic average shares	52,191	52,343
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.20	$0.18
Income from discontinued operations	0.05	—
Basic net income attributable to La-Z-Boy Incorporated per share	$0.25	$0.18

Diluted average shares	52,627	53,051
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.20	$0.18
Income from discontinued operations	0.05	—
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.25	$0.18

Dividends declared per share	$0.06	$0.04

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	7/26/14	4/26/14
Current assets
Cash and equivalents	$116,309	$149,661
Restricted cash	5,283	12,572
Receivables, net of allowance of $11,692 at 7/26/14 and $12,368 at 4/26/14	139,760	152,614
Inventories, net	161,318	147,009
Deferred income taxes — current	15,557	15,037
Business held for sale	3,188	4,290
Other current assets	42,372	41,490
Total current assets	483,787	522,673
Property, plant and equipment, net	144,815	127,535
Goodwill	13,923	13,923
Other intangible assets	4,544	4,544
Deferred income taxes — long-term	32,790	32,430
Other long-term assets, net	75,266	70,190
Total assets	$755,125	$771,295

Current liabilities
Current portion of long-term debt	$376	$7,497
Accounts payable	58,354	56,177
Business held for sale	730	832
Accrued expenses and other current liabilities	92,246	102,876
Total current liabilities	151,706	167,382
Long-term debt	207	277
Other long-term liabilities	76,119	73,918
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 52,529 outstanding at 7/26/14 and 51,981 outstanding at 4/26/14	52,529	51,981
Capital in excess of par value	264,919	262,901
Retained earnings	231,951	238,384
Accumulated other comprehensive loss	(30,215)	(31,380)
Total La-Z-Boy Incorporated shareholders’ equity	519,184	521,886
Noncontrolling interests	7,909	7,832
Total equity	527,093	529,718
Total liabilities and equity	$755,125	$771,295

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/26/14	7/27/13
Cash flows from operating activities
Net income	$13,045	$9,935
Adjustments to reconcile net income to cash provided by (used for) operating activities
Restructuring	(347)	87
Deferred income tax expense (benefit)	(1,342)	700
Provision for doubtful accounts	(618)	(1,245)
Depreciation and amortization	5,379	5,847
Equity-based compensation expense	3,010	3,193
Change in receivables	12,441	21,812
Change in inventories	(15,874)	(11,688)
Change in other assets	2,985	(1,193)
Change in payables	(255)	1,907
Change in other liabilities	(19,646)	(16,335)
Net cash provided by (used for) operating activities	(1,222)	13,020

Cash flows from investing activities
Proceeds from disposal of assets	1,348	2,078
Capital expenditures	(19,406)	(3,216)
Purchases of investments	(15,941)	(6,432)
Proceeds from sales of investments	10,422	8,558
Change in restricted cash	7,289	(6)
Net cash provided by (used for) investing activities	(16,288)	982

Cash flows from financing activities
Payments on debt	(7,212)	(132)
Stock issued for stock and employee benefit plans	131	763
Excess tax benefit on stock option exercises	249	3,277
Purchases of common stock	(6,062)	(7,071)
Dividends paid	(3,119)	(2,110)
Net cash used for financing activities	(16,013)	(5,273)

Effect of exchange rate changes on cash and equivalents	171	(314)
Change in cash and equivalents	(33,352)	8,415
Cash and equivalents at beginning of period	149,661	131,085
Cash and equivalents at end of period	$116,309	$139,500

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$8,024	$—

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/26/14	7/27/13
Sales
Upholstery segment:
Sales to external customers	$227,156	$215,547
Intersegment sales	35,703	30,522
Upholstery segment sales	262,859	246,069
Casegoods segment:
Sales to external customers	25,953	22,670
Intersegment sales	2,970	2,129
Casegoods segment sales	28,923	24,799

Retail segment sales	72,905	66,274
Corporate and Other	966	1,011
Eliminations	(38,673)	(32,651)
Consolidated sales	$326,980	$305,502

Operating Income (Loss)
Upholstery segment	$22,017	$22,286
Casegoods segment	1,525	450
Retail segment	315	1,926
Restructuring	357	(87)
Corporate and Other	(7,723)	(9,810)
Consolidated operating income	$16,491	$14,765